Exhibit 11.1
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                                            Statement of Computation of Per Share Amounts


                                                                                         For the three
                                                       For the year ended                months ended

                                         09/30/94        09/30/95       09/30/96         12/31/95        12/31/96

 Primary:
          Net loss for the period        $ (169,809)     $1,515,980     $(3,176,314)     $ (885,043)     $(3,798,072)

          Weighted average number of
          shares of common stock
          outstanding                    2,958,970       2,994,466      2,944,466        2,994,466       2,944,466
          Shares issuable upon
          exercise of outstanding
          options and warrants (1)       3,756,144       4,070,409      3,756,144        3,756,144       3,756,144

          Shares assumed to be
          acquired in accordance with
          the treasury stock method      2,312,208       2,415,227      2,312,208        2,312,208       2,312,208
          (1)
          Shares used in computing
          Earnings per share             4,402,907       4,649,648      4,438,403        4,438,403       4,438,403

          Net (loss) income per share    $   (0.04)             0.33          (0.72)          (0.20)         (0.86)
 Fully Diluted:

          Net Loss for the period        $(169,809)      1,515,980      (3,176,314)      (885,043)       (3,798,072)
          Weighted average number of
          shares of common stock
          outstanding                    2,958,970       2,994,466      2,994,466        2,994,466       2,994,466

          Shares issuable upon
          exercise of outstanding
          options and warrants (1)       3,756,144       4,070,409      3,756,144        3,756,144       3,756,144
          Shares assumed to be
          acquired in accordance with
          the treasury stock method      2,312,208       2,415,227      2,312,208        2,312,208       2,312,208
          (1)

          Shares used in computing       4,402,907       4,649,648      4,438,403        4,438,403       4,438,403
          Earnings per share
          Net (loss) income per share    $    (0.04)     $      0.33    $   (0.72)       $   (0.20)      $   (0.86)
         ______________

(1)      Under the provisions of Securities and Exchange Commission Staff Accounting Bulletin No. 64 ("SAB No. 64"), common stock and common stock equivalents issued by the company within one year or in contemplation of the Company's offering are treated as if they were outstanding for all periods presented.  Accordingly, the shares issuable upon exercise of
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         outstanding options and warrants have been increased by 3,756,144 and the shares assumed to be acquired in accordance with the treasury stock method has been increased by 2,312,208 for each year presented.

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